                                                                  EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 14th day of May, 1999, is entered into by BioSepra Inc., a Delaware corporation with its principal place of business at 111 Locke Drive, Marlborough, Massachusetts (the "Company"), and Jean-Marie Vogel, residing at 64 Cobleigh Road, Boxborough, Massachusetts 01719 (the "Employee").

         In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

    1. TERM OF EMPLOYMENT. The Company hereby agrees to employ the Employee in the capacity set forth herein, and the Employee hereby accepts such employment with the Company, upon the terms set forth in this Agreement, for the period commencing on May 18, 1999 (the "Commencement Date") and ending on May 18, 2001 (such period, as it may be extended, the "Employment Period"); provided, however, that commencing on May 19, 2001 and each May 19 thereafter, the term shall automatically extend for one additional year unless, not later than 90 days prior to May 19 of any such year, either party elects not to extend the Agreement by giving written notice to the other party; and further provided, that such Employment Period may be sooner terminated in accordance with the provisions of Section 4.

    2. TITLE; CAPACITY. The Employee shall serve as Chairman or in such other position as in mutually agreeable to the Employee and the Board of Directors (the "Board"). The Employee shall be based at the Company's headquarters in such place in the continental United States as the Board shall determine. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Board.

         The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities commensurate with such position as the Board shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Employment agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any reasonable changes therein which may be adopted from time to time by the Company. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

    3.  COMPENSATION AND BENEFITS.

        3.1 SALARY. The Company shall pay the Employee, in monthly installments, an annual base salary of $200,000 for the one-year period commencing on the Commencement Date. Such salary shall be subject to increase based upon annual reviews.

        3.2 FRINGE BENEFITS. The Employee shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate. Employee shall be eligible to participate in a bonus program based on quantitative and qualitative goals established by agreement between the Board and the Employee.

        3.3 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, PROVIDED, HOWEVER, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board.

    4. EMPLOYMENT TERMINATION. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

        4.1 EXPIRATION OF TERM. Expiration of the Employment Period in accordance with Section 1;

        4.2 CAUSE. At the election of the Company, for Cause, immediately upon written notice by the Company to the Employee. For purposes of this Agreement, "Cause" shall mean termination (A) upon Employee's willful and continued failure to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination by the Employee for Good Reason), provided that a written demand for substantial performance has been delivered to the Employee by the Company specifically identifying the manner in which the Company believes that the Employee has not substantially performed his duties and the Employee has not cured such failure within thirty (30) days after such demand, or (B) by reason of the Employee's willful engaging in conduct which is demonstrably and materially injurious to the Company;

        4.3 DEATH OR DISABILITY. Upon the death or Disability of the Employee. For purposes of this Agreement, "Disability" means that as a result of incapacity due to physical or mental illness, the Employee shall have been absent from the full-time performance of his duties with the Company for six
(6) consecutive months and, within thirty (30) days after written notice of termination is given to the Employee, he shall not have returned to the full-time performance of his duties.

        4.4 GOOD REASON. At the election of the Employee for Good Reason, ten days after written notice of such election is given by the Employee to the Company. For purposes of this Agreement, "Good Reason" shall mean, without the Employee's written consent, the occurrence of any of the following circumstances unless such circumstances are fully corrected within thirty (30) days of notice thereof:

             (a) any significant diminution in Employee's position, duties, responsibilities, power, title or office;

             (b) any reduction in Employee's annual base salary as in effect on the date of this Agreement or as the same may be increased from time to time;

             (c) the failure by the Company to continue to provide Employee with benefits substantially similar to those enjoyed by Employee, under any of the Company's life insurance, medical, health and accident, or disability plans in which Employee is participating on the date of this Agreement, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide Employee with the number of paid vacations days to which he is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date of this Agreement;

             (d) any requirement by the Company or of any person in control of the Company that the location at which Employee performs his principal duties for the Company be changed to a new location that is not at the United States headquarters of the Company or the

United States headquarters of the division of the Company in which Employee performs his assigned duties;

             (e) the failure of the Company to obtain a reasonably satisfactory agreement from any successor to assume and agree to perform this Agreement;

             (f) the failure by the Company to make bonus programs available to the Employee in the amount and in the manner substantially consistent with the past practice in light of the Company's financial performance; or

             (g) any purported termination of Employee's employment which is not effected pursuant to a notice of termination satisfying the requirements of this Agreement, which purported termination shall not be effective for purposes of this Agreement.

        4.5 ELECTION OF EITHER PARTY. At the election of either party, upon not less than thirty (30) days' prior written notice of termination.

    5.  EFFECT OF TERMINATION.

        5.1 TERMINATION FOR CAUSE OR AT ELECTION OF EMPLOYEE. In the event the Employee's employment is terminated because Employee elects not to renew the Employment Period pursuant to Section 1, for Cause pursuant to Section 4.2, or at the election of the Employee pursuant to Section 4.5, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

        5.2 TERMINATION FOR DEATH OR DISABILITY. If the Employee's employment is terminated by death or because of Disability pursuant to
Section 4.3, the Company shall pay to the estate of the Employee or to the Employee as the case may be, the compensation which would otherwise be payable to the Employee up to the end of the month in which the termination of his employment because of death or Disability occurs.

        5.3 TERMINATION FOR CAUSE, GOOD REASON OR AT ELECTION OF COMPANY. In the event the Employee's employment is terminated because the Company elects not to renew the Employment Period pursuant to Section 1, for Good Reason pursuant to Section 4.4, or at the election of the Company without Cause pursuant to Section 4.5, then provided that the Employee is not in violation of the provisions of Section 6 of this Agreement, the Employee shall be entitled to receive the following:

             (a)  The Employee will be entitled to:

                  (i) an amount in cash equal to (x) 200% of the annual base salary of the Employee in effect on the date of termination and (y) two times the average cash bonus paid to or earned by the Employee in the twenty-four
(24) month period prior to the date of termination, such amount to be paid to the Employee in twenty-four (24) equal monthly installments, beginning at the end of the first full month subsequent to the date of termination;

                  (ii) for a twenty-four (24) month period after such termination, the Company shall arrange to provide the Employee with life, disability, dental, accident and group life insurance benefits substantially similar to those such benefits which the Employee is receiving from the Company immediately prior to the date of termination. Notwithstanding the foregoing, the Company shall not provide to Employee any benefit otherwise receivable by him pursuant to this paragraph (ii) if any substantially equivalent benefit is actually received by the Employee from a third party during the twenty-four (24) month period following such termination. The Employee shall be obligated to promptly report to the Company any such benefit actually received by him; and

                  (iii) all vested stock options to purchase shares of the Company's Common Stock held by the Employee on the date of termination shall be exercisable for a period of thirty-six (36) months from the date of such termination, notwithstanding anything to the contrary set forth in any agreement(s) evidencing such stock option; provided, however, that no option shall be exercisable after the final expiration date of such option.

             (b) Payments under this Section 5.3 shall be made without regard to whether the deductibility of such payments (or any other payments to or for the Employee's benefit) would be limited or precluded by Section 280(G) of the Internal Revenue Code of 1986, as amended (the "Code") and without regard to whether such payments (or any other payments) would subject the Employee to the federal excise tax levied on certain "excise parachute payments" under Section 4999 of the Code; provided, that if the total of all payments to or for the Employee's benefit, after deduction of all federal taxes (including the tax set forth in Section 4999 of the Code, if applicable) with respect to such payments (the "total after-tax payments"), would be increased by the limitation or elimination of any payment under this
Section 5.3, amounts payable under this Section 5.3 shall be reduced to the extent, and only to the extent, necessary to maximize the total after-tax payments. The determination as to whether and to what extent payments under this Section 5.3 are required to be reduced in accordance with the preceding sentence shall be made by agreement between the Employee and the independent public accounting firm of the Company. To the extent that any elimination or reduction of payments is made in accordance with this Section 5.3(b), the determination as to which payments shall be eliminated or reduced shall be made by the Employee.

        5.4 SURVIVAL. The provisions of Sections 6 and 7 shall survive the termination of this Agreement.

    6.  NON-COMPETE.

             (a) During the Employment Period and during any period after the Employment Period during which the Employee is accepting payments or benefits under Section 5.3(a)(i) and/or (ii) above, the Employee will not directly or indirectly:

                  (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling products of the kind or type developed or being developed, produced, marketed or sold by the Company from and after May 18, 1999; or

                  (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company or hire any person who was an employee of the Company after May 18, 1999 and during the Employment Period; or

                  (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.

             (b) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

             (c) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

    7. PROPRIETARY INFORMATION AND DEVELOPMENTS. The Employee shall be bound by the terms and conditions of the Nondisclosure and Assignment of Inventions Agreement dated May 13, 1999 by and between the Employee and the Company, a copy of which is annexed hereto as EXHIBIT A.

    8. TERMINATION OF SENIOR MANAGEMENT RETENTION AGREEMENT. The Company and the Employee hereby agree that upon their execution of this Employment Agreement, the Senior Management Retention Agreement dated October 3, 1997 by and between the Company and the Employee shall be terminated in its entirety and shall have no further force or effect.

    9. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9.

    10. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

    11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

    12. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

    13. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

    14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

    15. MISCELLANEOUS.

        15.1 No delay or omission by the Company or the Employee in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or the Employee on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

        15.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

        15.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

                                       (Rest of Page Intentionally Left Blank)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                               BIOSEPRA, INC.

                                               By: /s/ Timothy J. Barberich
                                                  -----------------------------
                                                  Name:  Timothy J. Barberich
                                                  Title:  Chairman of the Board

                                               EMPLOYEE

                                               /s/ Jean-Marie Vogel
                                               ---------------------------------
                                               Jean-Marie Vogel